                                                                EXHIBIT 10.31

                               INDUSTRIAL LEASE

     THIS LEASE is made and entered into as of the 21 November 1997 by and between SF Property Investment LLC, an Oregon limited liability corporation, with its address at 1121 SW Salmon Street, Portland, Oregon 97205 ("Landlord"), and PJ Food Service, Inc., with its address at PO Box 99900, Louisville, Kentucky 40269-9990, (502) 267-0948 ("Tenant").

1. PREMISES AND TERM

     A. Premises. In consideration of the covenants and agreements herein contained, Landlord does hereby lease, let and demise unto Tenant the leased space depicted on Exhibit "A" attached hereto ("Premises"), located at 15011 North Lombard Street, Portland, Oregon, and contains approximately 37,170 square feet ("Building"). Tenant's Premises represent approximately twenty-nine and thirty-six one hundredths percent (29.36%) of the total square footage of 126,600 square feet within the Building. This percentage shall be used as "Tenant's proportionate share" in determining Tenant's share of taxes, assessments and operating expenses if applicable. Landlord shall also provide the improvements shown on the attached Exhibit D.

     B. Possession. Delivery of possession shall occur when the Premises are occupied by tenant or are ready to be occupied by Tenant with all work to be performed by Landlord substantially completed as determined by Landlord's architect. No notice shall be required from Landlord if the Premises are ready on the date set for commencement of the term or on the first business day thereafter. If Landlord is unable to deliver possession of the Premises to Tenant because of strikes, acts of God, or any other cause beyond Landlord's control, then Tenant may take possession when Landlord notifies Tenant that the Premises are ready for possession, and the term of this Lease shall commence on such date and continue for the specified number of months thereafter, notwithstanding the commencement and termination dates stated above. Tenant shall owe no rent until the Premises are ready for possession. Landlord shall have no liability for such delays in delivery of possession, and neither party shall have the right to terminate except that Landlord may cancel this Lease without liability if permission to construct, use, or furnish necessary utilities to the Premises is denied or revoked by a governmental agency or public utility with such authority.

     C. Term. Landlord leases the Premises to Tenant for a term of sixty (60) months commencing December 1, 1997, the "Commencement Date" and continuing through November 30, 2002. Options to renew the lease as described in the attached Exhibit E may be available to Tenant.

2.   BASE RENT AND SECURITY DEPOSIT

     A. Base Rent. Tenant agrees to pay to Landlord Base Rent for the Premises, in advance, without demand, deduction, or set off, for the entire Lease Term hereof in monthly installments payable on the first day of each calendar month at the rates shown in the Basic Lease Information.

B. Security Deposit. Tenant agrees to deposit with Landlord a security deposit in the amount specified in the Basic Lease Information as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit, not the last month's rent nor a measure of Landlord's damages in the event of Tenant's default. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on Tenant's part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation under this Lease, apply the whole or any part of the Security Deposit (a) to the extent of any sum due to Landlord; or (b) to make any required payment on Tenant's behalf; or (c) to compensate Landlord for any loss, damage, attorneys' fees, or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within five (5) days of receipt of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum; Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Should Tenant comply with all of the terms, covenants, and conditions of this Lease and at the end of the term of this Lease leave the Premises in the condition required by this Lease, then the Security Deposit, less any sums owing to Landlord, shall be returned to Tenant (or, at Landlord's option to the last assignee of Tenant's interests hereunder) within 30 days after the termination of this Lease and vacancy of the Premises by Tenant.

3. USE. The Premises shall be used and occupied for only the use described in the Basic Lease Information by Tenant and for no other purpose without prior written approval of Landlord, which approval shall not be unreasonably withheld. In connection with its use, Tenant shall, at Tenant's expense, comply with all applicable laws, ordinances, and regulations of any public authority, including those requiring alteration of the Premises because of Tenant's specific use; shall create no nuisance nor allow any objectionable liquid, odor, or noise to be emitted from the Premises; shall store no gasoline or other highly combustible materials on the Premises which would violate any applicable fire code or regulation nor conduct any operation that will increase


SN Properties Triple Net Lease - Page 2
September 24, 1997

     Landlord's fire insurance rates for the Premises; shall not store, use or deposit, or cause to be stored, used or deposited, on the Premises or anywhere in the Building, any environmentally hazardous or potentially environmentally hazardous materials or substances and shall not overload the floors or electrical circuits of the premises or the Building. Landlord shall have the right to approve the installation of any power-driven machinery by Tenant and at its sole expense may select a qualified electrician whose opinion will reasonably control regarding electrical installations, an architect or engineer whose opinion will reasonably control regarding floor loads, and a certified industrial hygienist to evaluate materials to be used or stored in the Building or on the Premises.

4.   SIGNS.    Tenant may erect a sign on the exterior of the Building stating its name, business, and product after first securing Landlord's written approval, which approval shall not be unreasonably withheld, of the size, color, design, wording, and location, and all necessary governmental approvals. Landlord shall have no obligation to approve any sign which differs in style, size, color, design, or location from signs erected on the exterior of the Building, or from Landlord's standards or plans for the Building exterior signage. All signs installed by Tenant shall be removed upon termination of this lease, with the sign location restored to its former state. Tenant shall be responsible, at Tenant's sole cost and expense, to maintain the appearance of all of Tenant's signs. If Tenant fails to maintain any of Tenant's signs, Landlord may make required repairs or replace such signs, and Tenant shall promptly reimburse Landlord for the expense of the repairs or replacements. Window signs and awnings will not be permitted.

5.   ALTERATIONS.   Except for those alterations described in Exhibit C attached to this Lease, Tenant shall make no alterations, additions or improvements to the Premises, change the color of the exterior of the Building, or add any lighting to the exterior of the Building, without Landlord's prior written approval, may be withheld or conditioned as Landlord may deem appropriate within the exercise of its sole and absolute discretion, and without a valid building permit, when required, issued by the appropriate governmental agency. Upon termination of this Lease, any such alterations, additions, or improvements (including, without limitation, all electrical, lighting, plumbing, doors, windows, partitions, drapery, carpeting, counters, and physically attached fixtures) shall at once become part of the realty upon which the Premises are located and belong to Landlord unless the terms of the Lease provide otherwise, or unless Landlord requests in its prior written approval that part or all of the additions, alterations or improvements be removed. In such case, Tenant shall, at Tenant's sole cost and expense, promptly remove the specified additions, alterations, or improvements and repair and restore the affected portion of the Premises and Building to its or their original condition.

SN Properties Triple Net Lease - Page 3
September 24, 1997

6. UTILITIES. Tenant shall pay, when due, all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, and all other utilities of any kind furnished to the Premises during the lease term, including any free rental period of this lease term. Landlord shall have no liability resulting from any interruption of utility services. Tenant shall control the temperature in the premises to prevent freezing of the sprinkler system and plumbing. Tenant shall be responsible to promptly repair or replace, at Tenant's own sole cost and expense, any parts of the sprinkler system or plumbing damaged by freezing or any other event, excluding other acts of God or negligence of Landlord.

7.   OPERATING EXPENSES

     A. Taxes. Tenant agrees to pay its proportionate share of any and all real and personal property taxes, regular and special assessments, license fees and other charges of any kind and nature whatsoever, payable by Landlord as a result of any public or quasi-public authority, private party, or owner's association levy, assessment or imposition against, or arising out of Landlord's interest in, the real estate described in Exhibit "B" attached hereto, together with the building and the grounds, parking areas, driveways, roads, and alley around the building in which the Premises are located, or any part thereof. Tenant shall not however, be obligated to pay any tax based upon Landlord's net income. During each month of the Lease Term at the same time and in the same manner as the payment of monthly base rent, Tenant shall make a monthly escrow deposit with Landlord ("the Property Tax Escrow Payment" and the "Insurance Escrow Payment") equal to 1/12 of its proportionate share of the charges which will be due and payable for that particular year. The charges are subject to adjustment after the end of the year on the basis of the actual cost for such year.

     B. Monthly Common Area Maintenance Charges. Common area charges charged to Tenant hereunder shall include all usual and necessary costs of operating and maintaining the Premises and any common areas including, but not limited to, common area entry and exterior loading docks, the cost of all utilities or services not paid directly by Tenant, security, management fees, property insurance, maintenance and repair of landscaping and HVAC units, parking areas and any other common facilities. Operating expenses shall not include structural repairs of the roof, exterior walls, and foundations of the buildings, which are the responsibility of the Landlord. During each month of the Lease Term at the same time and in the same manner as the payment of monthly base rent, Tenant shall make a monthly escrow deposit with Landlord "the Common Area Maintenance Escrow Payment" equal to 1/12 of its proportionate share of the Charges which will be due and payable for that particular year.


SN Properties Triple Net Lease - Page 4
September 24, 1997

     C. Prorations. In the event a proration is necessary to determine Tenant's proportionate share of common area maintenance, taxes and insurance charges, the proportion shall be the same as the ratio of the gross leasable square feet of the Premises to the total applicable gross leasable square footage of the Building or such other equitable apportionment as may be adopted. Tenants proportionate share is stated in Section 1 of the lease.

     D. Reconciliation's. Tenant's escrow payments shall be reconciled annually. If the Tenant's total escrow payments are more than Tenant's actual pro rata share of the taxes, insurance, and common area maintenance charges, Landlord shall retain such excess and credit it to Tenant's Escrow Payment account. Tenant shall be allowed to deduct said excess from future escrow payments until said excess is fully used. Excess escrow payments may not be deducted from rent. If the Tenant's total Escrow Payments are less than Tenant's actual pro rata share of the taxes, insurance, and common area maintenance charges, Tenant shall reimburse Landlord within fifteen (15) days following delivery of notice.


8.   PARKING AND STORAGE AREAS

     A. Parking. Tenant, its employees, and customers shall have the exclusive right to use up to 52 private parking spaces adjacent to the portion of the Building upon which the Premises are located. Tenant shall control the use of such parking spaces so that there will be no unreasonable interference with the normal traffic flow, and shall permit no parking on any landscaped or unpaved surface. Under no circumstances shall trucks serving the Premises be permitted to block streets. Said parking spaces shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles, and Tenant shall not park larger trucks or other large vehicles except in areas designated by Landlord for "loading" or "truck parking".

     B. Storage. Outside storage, including without limitations, trucks or other vehicles, is prohibited without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall not store any materials, supplies, or equipment outside in any unapproved or unscreened area. Trash and garbage receptacles shall be stored in designated areas and shall be kept covered at all times.


9.   TENANT RESPONSIBILITIES

     A. Prohibition Against Liens. Tenant shall not allow any liens to attach to the Premises, Building or real property, upon which the Premises are located, as a result of its activities.



SN Properties Triple Net Lease - Page 5
September 24, 1997

     B. Liability Insurance. Tenant shall carry public liability and property damage insurance with limits of not less than One Million Dollars ($1,000,000.00) for injury to one person in one occurrence, Two Million Dollars ($2,000,000.00) for injuries to more than one person in one occurrence, and Five Hundred Thousand Dollars ($500,000.00) property damage. Such insurance shall be evidenced by a certificate delivered to Landlord stating that the coverage will not be canceled or materially altered without thirty (30) days' advance written notice to Landlord. Landlord shall be named as an additional insured on such policy.

     C. Tenant's Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise, equipment and vehicles or other property of Tenant, Tenant's employees, invitees, customers, or any person in or about the Premises, nor, unless through its sole negligence, shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors and invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Landlord or Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

     D. Indemnity. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, losses or damages arising from Tenant's use of the Premises, and the related parking areas and common areas, or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in or about the Premises, and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the provisions of this Lease or arising from any act, omission or negligence of Tenant or any of its agents, contractors, employees, or invitees and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or action or proceeding brought thereon, including any appeal therefrom. Tenant hereby assumes all risk or damage to property or injury to persons in or about the Premises, and Tenant hereby waives all claims in respect thereof against Landlord, except where said damage arises out of negligence of Landlord.

SN Properties Triple Net Lease - Page 6
September 24, 1997

     E. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment within the Premises.

10.  CASUALTY DAMAGE

     A. Casualty Damage. If fire or other casualty causes damage to the Premises in an amount exceeding thirty percent (30%) of the full construction-replacement cost of the Premises, Landlord may elect to terminate this Lease as of the date of the damage by notice in writing to Tenant within thirty (30) days after such date. Otherwise, Landlord shall promptly repair the damage and restore the Premises to their former condition as soon as practicable. Rent shall be abated during the period and to the extent the Premises are not reasonably usable for the use permitted by this Lease.

     B. Insurance. Landlord shall be responsible for insuring the Premises and Tenant for insuring its personal property and trade fixtures located on the Premises. If any activity by Tenant on the Premises causes Landlord's fire insurance rate to increase, Tenant shall pay the amount of such increase promptly following written demand from Landlord.

     C. Subrogation. Neither party shall be liable to the other for any loss or damage to the Premises or Tenant's personal property thereon caused by any of the risks covered by a standard fire insurance policy with extended coverage and sprinkler leakage endorsements, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

11. CONDEMNATION. If a condemning authority takes the entire Premises or a portion sufficient to render the remainder unsuitable for Tenant's use, then either party may elect to terminate this Lease effective on the date that title passes to the condemning authority. Otherwise, Landlord shall proceed as soon as practicable to restore the remaining Premises to a condition comparable to that existing at the time of the taking. Rent shall be abated during the period of restoration to the extent the Premises are reasonably usable by Tenant, and rent shall be reduced for the remainder of the term in an amount equal to the reduction in rental value of the Premises caused by the taking. All condemnation proceeds shall solely belong to the Landlord.

12. ASSIGNMENT AND SUBLETTING. Except to another wholly owned subsidiary of Papa John's International, Tenant shall not assign its interest under this Lease nor sublet the Premises without first obtaining Landlord's consent in writing, which consent shall not be unreasonably withheld.


SN Properties Triple Net Lease - Page 7
September 24, 1997

     No consent in one instance shall prevent this provision from applying to each subsequent instance. This provision shall apply to all transfers by operation of law including, but not limited to, mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease. If Tenant assigns this Lease or sublets the premises for an amount in excess of the rent called for by this Lease, such excess shall be paid to Landlord promptly as it is received by Tenant. In the event that Landlord gives its consent, Tenant shall pay Landlord a reasonable fee, not to exceed $500.00, to reimburse Landlord for processing costs incurred in connection with said consent.

13.  DEFAULT

     Any of the following shall constitute a default by Tenant under this Lease:

          a. Tenant's failure to pay rent or any other charge under this Lease within five (5) business days after receipt of notice that said amount is past due.

          b. Failure to comply with any other term or condition of this lease other than rent or any other charge within thirty (30) business days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the thirty business (30) day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible.

          c. Tenant's insolvency, assignment for the benefit of its creditors, business failure by Tenant, Tenant's voluntary petition in bankruptcy or adjudication as bankrupt, or the appointment of a receiver for Tenant's properties.

14. REMEDIES FOR DEFAULT. In case of default as described in paragraph 13 above, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies, including but not limited to the rights of the Tenant, provided under applicable law:

          a. Retake possession of the Premises and relet the Premises upon any reasonable terms. No such reletting shall be construed as an acceptance or a surrender of Tenant's leasehold interest.

          b. Recover damages caused by Tenant's default, including, without limitation, reasonable attorneys' fees at trial and on any appeal therefrom, lost rentals and lease commissions incurred to re-lease the Premises. Landlord may sue

SN Properties Triple Net Lease - Page 8
September 24, 1997
               periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the Lease equal to the difference between the rent under this Lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the prevailing rate on judgments.

          c. Make any payment or perform any obligation required of Tenant so as to cure Tenant's default, in which case Landlord shall be entitled to recover all amounts so expended from Tenant, plus interest from the date of the expenditure at the rate of ten percent (10%) per annum.

15. SURRENDER ON TERMINATION. On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord, have final utility readings made on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems in good operating condition, all signage removed and defacement corrected and all repairs called for under this Lease completed. Subject to the provisions of section 5 hereof, the Premises shall be delivered in the same condition as at the commencement of the term, subject only to depreciation and wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain Tenant's property and restore all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability.

16. LANDLORD'S REPAIRS. After reasonable notice from Tenant, Landlord shall repair structural problems occurring in the roof, exterior walls, building structure and foundations. Tenant shall repair and pay for any damage to such items to be maintained by Landlord caused by any act, omission or negligence of Tenant, or Tenant's employees, agents, licenses or invitees, or caused by Tenant's default hereunder. The Term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have a reasonable opportunity and time to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. In no event will Landlord be responsible for paying incidental or consequential damages resulting from Landlord's failure to cure such defects.

17. LATE CHARGES. Landlord may impose a late charge for rent not paid within five (5) business days of when due. The late charge shall commence on the sixth business day following the due date and shall be

SN Properties Triple Net Lease - Page 9
September 24, 1997
     equal to One Hundred Dollars ($100.00) per day until the rent due is paid in full. In the event Tenant fails to pay rent within five (5) business days of when due on greater than two (2) occasions during any calendar year, Landlord shall have the option to terminate this Lease by giving Tenant written notice of termination. In the event Landlord exercises its option to terminate this Lease, Tenant shall surrender the Premises to Landlord within ten (10) days of the notice of termination in accordance with the provisions of paragraph 15.

18. SUBORDINATION. This Lease may, at Landlord's option, be made subordinate to any ground lease, mortgage, land sale contract or deed of trust, which may hereafter affect the real property of which the Building and Premises form a part. Tenant or Tenant's successors in interest will execute and deliver any documents required to effectuate such subordination to any ground lease, mortgage, land sale contract or deed of trust. Landlord is hereby irrevocable appointed and authorized as attorney-in-fact for Tenant to execute all such subordination instruments in the event Tenant fails to execute and deliver said instruments within ten (10) days after Landlord's written demand for execution thereof.

19.  ESTOPPEL CERTIFICATE

     A. Estoppel Certificate. Tenant shall, at any time upon not less than five (5) business days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that the Lease is in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed. Any such statement may be conclusively relied upon by prospective purchaser or encumbrance of the Premises or of the Building.

     B. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord that there are no uncured defaults in Landlord's performance, and that not more than one month's base rent has been paid in advance.

     C. If Landlord desires to finance or refinance the entire Building, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Tenant shall also provide Landlord with Tenant's financial statements each year during the term of this lease on or before March 1, covering the prior


SN Properties Triple Net Lease - Page 10
September 24, 1997
          calendar year, or within ninety (90) days of the end of Tenant's fiscal year. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth.

21. MODIFICATIONS TO PREMISES. If Tenant wants to make any modifications to the Tenant's space, Tenant shall, at Tenant's sole cost and expense, construct the improvements on the Premises, all of which are subject to paragraph 5 above.

22. HAZARDOUS SUBSTANCES. Tenant shall not, and shall not cause or allow any other party to, construct, use, deposit, store, dispose, place or locate on or about the Premises any Hazardous Substances (as later defined) without the prior written consent of Landlord, which shall not be unreasonably withheld as long as Tenant demonstrates to Landlord's reasonable satisfaction that (a) the nature and quality of any Hazardous Substances are necessary, useful, and appropriate to Tenant's business conducted at the Premises: (b) the Hazardous Substances will be used, kept and stored with the highest degree of care and in a manner that complies with all governmental laws, ordinances, regulations, orders, and policies regulating any such hazardous material so brought upon or used or kept in or about the Premises (c) such Hazardous Substances are disposed of off the Premises and the land described in Exhibit B, in a disposal site licensed or designated for such Hazardous Substances, with the utmost care and caution and in a manner consistent with applicable governmental laws, ordinances, regulations, orders and policies; (d) Tenant pays as additional rent any increase in the premiums charged Landlord for insurance coverage by reason of Tenant's storage, placement, location, or use of Hazardous Substances or any premiums for additional insurance coverage's deemed appropriate by Landlord because of the presence of such Hazardous Substances; and (e) Tenant procures any insurance coverage's demanded by Landlord.

     Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the lease term as a result of contamination by Hazardous Substances as a result of Tenant's use or activities, or of Tenant's agents or contractors. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of the site conditions or any cleanup, remediation, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Substances present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Substances on the Premises caused or permitted by Tenant or its agents



SN Properties Triple Net Lease - Page 11
September 24, 1997
     or contractors result in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the release of any such hazardous material to the Premises, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonable withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this lease.

     The term "Hazardous Substances" shall include (a) any chemical, material, element, compound, solution, mixture, substance, or other matter of any kind whatsoever which is a hazardous substance defined in, or related by the Federal Comprehensive Environmental Response Compensation and Liability Act, 42 USC (S)9601 et seq., as amended; the regulations promulgated from time to time thereunder; the waste listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101); the United States Environmental Protection Agency Hazardous Substances (40 CFR Part
     302), and amendments thereto; environmental laws and regulations administered by the Environmental Protection Agency or its delegees; similar laws and regulations of the State of Oregon, City of Portland, or any state or local governmental organization or agency, or additional or substitute laws or regulations with respect to the same subject matter enacted or promulgated by the federal, state, local, or quasi-governmental organization or agency; and (b) asbestos or materials containing asbestos, petroleum products, or such other substances, materials, and wastes that are or become regulated under the applicable local, state, or federal laws, whether or not within clause (a).

23. RELOCATION. Landlord reserves the right to relocate Tenant, at Landlord's sole discretion and cost, to another similar location within the Building during the term of this Lease. In the event Landlord chooses to exercise its rights under this provision, Landlord shall also be responsible to reimburse Tenant for all reasonable additional costs and expenses incurred by Tenant and for any lost profits Tenant may incur as a result of said relocation.

24. BROKERAGE FEES. Landlord agrees to pay a real estate fee to Tony Reser, Cushman & Wakefield. Landlord agrees to indemnify and hold Tenant free and harmless from and against all claims for brokerage commissions or fees and/or finder's fees by any person or entity claiming to have been retained by Landlord in connection with this transaction or to be the procuring cause of this transaction. Tenant agrees to indemnify and hold Landlord free and harmless from and against all claims for brokerage commissions or fees and/or finder's fees from any person or entity claiming to have been retained by Tenant in connection with this transaction or to be the procuring cause of this transaction, other than



SN Properties Triple Net Lease - Page 12
September 24, 1997
     the real estate fee to Paul Breuer, Colliers through Tony Reser above which Landlord has agreed to pay hereunder.

25.  GENERAL PROVISIONS

     A. Waiver by either party of strict performance of any provision of this Lease shall not be a waiver nor prejudice the party's right otherwise to require performance of the same provision or any other provision.

     B. Subject to the limitations on transfer of Tenant's interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors and assigns.

     C. Landlord shall have the right to enter upon the Premises at any time with provision of reasonable notice to determine Tenant's compliance with this Lease, to make necessary repairs to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers subject to signing a Confidentiality and Non-disclosure Agreement, (Exhibit E). Within six (6) months of the end of the initial lease term or any renewal thereof in the event Tenant exercises any such renewal, Landlord may place and maintain upon the Premises notices for leasing or sale of the Premises notices for leasing or sale of the Premises.

     D. If this Lease commences or terminates at a time other than the beginning or end of one of the specified rental periods, then the rent (including Tenant's share of real property taxes and common area charges, if any) shall be prorated as of such date, and in the event of termination for reasons other than default, all prepaid rent shall be refunded to tenant or paid on this account.

     E. Landlord warrants that, so long as Tenant complies with all terms of this Lease, it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord or persons claiming through Landlord.

     F. The term "Landlord" as used herein shall mean only the owner of the fee title to the Building and the land on which it is situated. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers, the then Landlord) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord, or the then Landlord at the time of such transfer, in which Tenant has an interest, shall be delivered to the succeeding Landlord.



SN Properties Triple Net Lease - Page 13
September 24, 1997

     G. Notices between the parties relating to this Lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, certified mail, return receipt requested, to the address for the party stated in this Lease or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord at the same address.

          If to Landlord:   SF Property Investments, LLC
                            1121 SW Salmon Street
                            Portland, OR 97205
                            503-248-2000
                            Fax-503-248-9140

                            Attn: Jordan Schnitzer

          If to Tenant:     PJ Food Service, Inc.
                            PO Box 99900
                            Louisville, Kentucky 40269-9990
                            502-267-0948

     H. Time is of the essence with respect to the performance of each and every provision of this Lease. This Lease shall be governed by the laws of the State of Oregon.

     I. If either party brings legal action against the other party to enforce any provision of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to any other damages awarded at arbitration, trial and upon any appeal.

     J. In the event Tenant renews or extends this lease, Landlord shall not be responsible for paying any outside brokerage or consulting fees for the extension period. Should Tenant retain an outside broker, consultant, Tenant shall be solely responsible for any compensation due.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first written above.

Landlord:                                   Tenant:
SF Property Investments LLC                 PJ Food Service, Inc.

By /s/ Harold Shultz                        By /s/ Robert J. Wadell
   --------------------------                 --------------------------------

Title  President                            Title  President P.J. Food Service
     ------------------------                    -----------------------------

Date   Nov. 21, 1997                        Date   Nov. 13, 1997
    -------------------------                   ------------------------------

SN Properties Triple Net Lease-Page 14
September 24, 1997

                                   EXHIBIT A

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT B

                               LEGAL DESCRIPTION
                                   BLOCK 29
                                LOT 7, TRACT 1

A parcel of land located in the Northeast 1/4 of Section 26, Township 2 North, Range 1 West, Willamette Meridian, City of Portland, Multnomah County, Oregon and further described as follows:

Beginning at the Southeast corner of Lot 7 of the duly recorded plat of "Rivergate Industrial District Block 29, Lots 1-8", recorded in book 1218, page 51, dated 5-21-86, said point being on the West right-of-way line of N. Lombard Street; thence leaving the aforesaid right-of-way line, along the South Line of Lot 7, North 90(degrees)00'00" West 465.81 feet, to the Southwest corner of Lot 7 of said plat; thence along the Westerly line of Lot 7 & 8, along the arc of a 2812.93 foot radius nontangent curve to the right, through a central angle of 7(degrees)20'09" a distance of 360.15 feet to a point that bears North 18(degrees)43'19" East a distance of 359.91 feet from the last described point; thence along the Westerly line of Lot 8, North 22(degrees)23'23" East a distance of 220.00 feet; thence leaving the Westerly line of Lot 8, South 72(degrees)27'08" East a distance of 279.49 feet to a point on the East line of Lot 8 and the West right-of-way line of North Lombard Street; thence South 00(degrees)00'00" East along the West right-of-way line of N. Lombard Street, a distance of 460.00 feet to the TRUE POINT OF BEGINNING, containing 4.41 acres more or less.


PLA746
BUREAU OF PLANNING
City of Portland
First Floor . Permit Center
1120 S.W. Fifth Avenue
Portland, Oregon 97204-1992

                                  REGISTERED
                                 PROFESSIONAL
                                 LAND SURVEYOR

                              /s/ David A. Foster
                              -------------------
                                    OREGON
                                 DEC. 10, 1909
                                DAVID A. FOSTER
                                     #1934

RENEWED THRU 12/31/97

                                   EXHIBIT C

                        Tenant's Specialty Improvements

Upon termination of the Lease or an option period, where Tenant is required to vacate the Premises, Landlord may, at its option, require Tenant, at Tenant's sole expense, to remove Tenant's Speciality Improvements and restore the Premises to its original condition prior to construction of Tenant's Specialty Improvements.

     Attached are the layouts for the Building at Rivergate Distribution Center at 15011 North Lombard Street, Portland, Oregon 97203.

     There is a layout for Phase One which will be constructed first and a layout for Phase Two which would be constructed once the store numbers are increased for the area.

     Narrative for Phase One:

          The Office Area includes Five Offices, Conference Room, Reception Area, Logistics Office, Shipping & Receiving Office, Copier Room, Women's & Men's Restroom, Break Room, Maintenance Area and a Mezzanine above the Office Area for added storage or future offices.

          There is going to be a Freezer and a Dough Cooler installed, to warehouse the dough balls and perishables, for the individual pizza stores.

          The Production Room will be the area where the dough will be produced. Inside the "Dough Room" there will be a mixer, divider, rounder, proofer and conveyors in which the dough balls will be placed into trays then conveyed to the dough cooler. There will be support utilities for the "Dough Room" which includes a chiller, ozonization system, water heater, air compressor with a dryer and a hydraulic pump. A Production Office will be connected to the Production Room.

          In the open Warehouse Area, there will be a Battery Charging Area for the forklifts, guardrails and a tray washer at the back of the building.

     Narrative for Phase Two:

          In additional to the above, a Cheese Cooler, a larger Tray Washer, an Automated Tray Conveyor, another Mixer, a Weigh Hopper and a Silo System would be installed at a later date. Also some of the Dough Room Equipment might be upgraded.

     See the attached drawings for the above Narratives.

                             [DRAFT APPEARS HERE]

                             [DRAFT APPEARS HERE]

                                   EXHIBIT D

                                Landlord's Work

Landlord shall, at its sole cost and expense (unless otherwise noted below) construct the following improvements:

1. Construct a demising wall to separate the lease space from the balance of the building.

2.  Provide Tenant with a 1,200 amp, 480 volt, 3-phase electrical panel.

3. Install insulation to allow the building to be heated above 45 degrees Farenheit. Cost of said improvement shall be shared co-equally by Landlord and Tenant up to a maximum cost of $20,000.00 total, or $10,000.00 each to Landlord and Tenant.

4. When required by Tenant, in writing, install a rail spur to the subject space sufficient to allow a rail car to be spotted at the northerly most rail door.

5.  Relocate unit space heaters as required by Tenant.














SN Properties Triple Net Lease - Page 19
September 24, 1997

                                   EXHIBIT E

                                Renewal Options

If Lessee is not then in default, Lessee shall have the right to renew the Term of the Lease for up to two (2) additional periods of five (5) years each. Lessee must exercise its right to renew by providing Lessor with not less than six (6) months advance written notice. Lessee may only exercise its right as to the second option period if it is not then in default and it has previously exercised the first option. The terms and conditions during any renewal Term shall be the same as provided in the Lease except as to Base Rent which shall be as set forth below.

     During the first Option Period (consisting of Lease years 6-10), Base Rent shall increase annually over the preceding year's Base Rent effective on the first day of the first month of each succeeding Lease Year in the same proportion as any increase in the "Consumer Index" during the 12-month period ending immediately before each such first day of the Lease Year; subject however, to the limitation that such increase shall be not less than three percent (3%) nor more than five percent (5%).

     At the beginning of the second Option Period (consisting of Lease years 11-
15), there shall be a one-time adjustment of Base Rent specifically for the first year of the second Option Term (Lease Year 11) which could result in an increase over the previous period (Lease Year 10), no change or a decrease. This special one-time adjustment shall be determined by adding the actual annual changes in the Consumer Index from each of the first ten (10) lease years (increases, no changes or decreases) and applying that cumulative factor to the Lease's initial annual Base Rent rate of $133,800.00. Thereafter, during Lease Years 12-15, the Base Rent shall be increased annually in proportion to the increase in the "Consumer Index" as described above; subject however, to the same limitation that such increase shall be not less than three percent (3%) nor more than five percent (5%).

The "Consumer Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers (1982-1984=100) U.S. City Average for All Items, as published by the United States Department of Labor, Bureau of Labor Statistics. If the Consumer Index is discontinued or revised during the Term, then such other index or computation with which it is replaced or other reasonable replacement as determined by Landlord shall be used. Landlord shall submit a statement to Tenant reflecting the increase, if any, as provided in this section. If such statement is delayed, Tenant shall continue to pay the Base Rent in effect and shall immediately pay to Landlord any deficiency in Base Rent due upon submission of such statement.

                                   EXHIBIT F

                                PJ FOOD SERVICE
                  BUSINESS VISITORS CONFIDENTIALITY AGREEMENT
                             AND LIABILITY WAIVER

     PJ Food Service, Inc. ("PJFS") is engaged in the production, sale and distribution of various food products. PJFS has acquired or developed, at considerable expenditure of time and other resources, valuable proprietary information, the unauthorized disclosure or use of which would adversely affect the successful conduct of PJFS's business. In consideration of the opportunity to visit PJFS's facilities to perform services for PJFS or otherwise in furtherance of a business relationship between PJFS and the undersigned, the undersigned hereby agrees as follows:

     1. The undersigned assumes any risk attendant upon such visit and agrees that PJFS, its employees, officers, directors and shareholders shall not be liable under any circumstances for any injury to the undersigned or any agent or employee of the undersigned or damage to the undersigned's property sustained when on PJFS's premises, regardless of cause (excepting willful misconduct or gross negligence of PJFS or its agents or employees).

     2. In connection with my visit, the undersigned may acquire, have access to or be exposed to "Confidential Information" of PJFS (as defined below). The undersigned will not disclose or make available such Confidential Information, directly or indirectly, to any other person or entity whatsoever (except as strictly necessary in the performance of services for PJFS or in furtherance of a business relationship with PJFS, subject to the provisions of paragraph 4, below) and the undersigned will ensure the return to PJFS of all materials containing Confidential Information (and any copies thereof) upon termination of any business relationship with PJFS or upon PJFS's request, whichever first occurs.

     3. As used herein, the term "Confidential Information" means all confidential proprietary information (regardless of whether marked or labeled as such) used by PJFS in the development, production, processing, preparation, sale, distribution or transportation of its food products, including: (a) all processes, procedures, formulae, recipes or other techniques; (b) all technical, business and economic information and data relevant to PJFS's food products; (c) all machinery, tools and equipment, and all drawings, designs and specifications therefor, used or developed by PJFS but which are not generally used by the food service or baking industries at large; and (d) all research data and information in PJFS's possession relating to PJFS's food products, including products that are under development, consideration or study. Confidential Information does not include information that: (i) is in the public domain; (ii) becomes in the public domain or is acquired other than through breach of this Agreement or breach by any party of any duty, obligation or restriction imposed by agreement, operation of law or otherwise; or (iii) is already in the possession of the undersigned company/business at the time of exposure or disclosure by PJFS.

     4. To the extent it becomes necessary for the undersigned to communicate Confidential Information to other agents or employees of the undersigned, the undersigned will inform them of the confidential nature of such information and the necessity and responsibility for keeping such information confidential and will make all reasonable efforts to ensure that such individuals keep such information confidential.

    5. The provisions of this Agreement shall apply to each and every visit made by the undersigned to a PJFS facility and shall be interpreted and applied in accordance with the laws of the Commonwealth of Kentucky. This Agreement shall inure to the benefit of and be enforceable by, PJFS and its successors and assigns.



---------------------------------         ---------------------------------
Company Name                              Individual Visitor


By: -----------------------------         ---------------------------------
                                          Individual Visitor


Title: --------------------------         ---------------------------------
                                          Individual Visitor